UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-34018	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 150 13 Avenue S.W.

Calgary, Alberta, Canada T2R 0V2
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (403) 265-3221

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On November 12, 2015, Gran Tierra Energy Inc., a Nevada corporation (“Gran Tierra”), entered into a definitive arrangement agreement (the “Arrangement Agreement”) with Petroamerica Oil Corp., a corporation existing under the laws of the Province of Alberta, Canada (“Petroamerica”), providing for the acquisition of all of the issued and outstanding common shares of Petroamerica pursuant to a statutory plan of arrangement under the Business Corporations Act (Alberta) (the “Arrangement”).

Under the terms of the Arrangement Agreement, in exchange for each Petroamerica common share held, Petroamerica shareholders will receive, at their election, either 0.40 of a share of Gran Tierra common stock or C$1.33 in cash, provided that the aggregate amount of cash paid to Petroamerica shareholders in exchange for their Petroamerica shares shall not exceed C$101,301,755 million and will be subject to proration as set out in the Arrangement Agreement. Fractional interests in Gran Tierra common stock will be rounded to the nearest whole number.

Contemporaneously with the execution of the Arrangement Agreement, all of the Petroamerica officers and directors, and certain shareholders, entered into Voting Support Agreements with Gran Tierra in substantially the form attached hereto as Exhibit 10.1 (the “Support Agreement”). Pursuant to the Support Agreements, each of the parties thereto agreed, among other things, to vote all of the Petroamerica common shares held: (a) in favor of the approval of the Arrangement and (b) generally against any action or agreement that is intended, or would reasonably be expected, to delay, prevent or adversely affect the Arrangement. The Support Agreements automatically terminate upon and under certain other circumstances set forth therein, including termination of the Arrangement Agreement.

The Arrangement, which is expected to close on or about January 29, 2016, is subject to certain regulatory approvals, approval by shareholders of Petroamerica and other customary conditions. The Arrangement Agreement also contains mutual representations and warranties of the parties covering customary matters. Each of the parties also makes various covenants in the Arrangement Agreement, including those requiring the parties to use reasonable commercial efforts to consummate the transaction.

The Arrangement may be terminated by either Gran Tierra or Petroamerica under certain circumstances set forth in the Arrangement Agreement, including, among other circumstances, the failure of the Arrangement to be consummated on or before February 19, 2016 or the failure of the Petroamerica stockholders to approve the Arrangement. The Arrangement is also subject to the satisfaction of certain customary conditions precedent on or before February 19, 2016. If the Arrangement Agreement is terminated (a) in certain circumstances following the receipt by Petroamerica of a superior proposal, (b) as a result of the Petroamerica board of directors changing its recommendation in favor of the Arrangement, the Arrangement Agreement or the transactions contemplated by the Arrangement Agreement, or (c) as a result of Petroamerica breaching any covenant, or a representation that would reasonably be expected to cause a material adverse effect on Petroamerica or impede the completion of the Arrangement, Petroamerica will be obligated to pay a termination fee to Gran Tierra in the amount of C$5.0 million. If the Arrangement Agreement is terminated as a result of Gran Tierra breaching any covenant, or a representation that would reasonably be expected to cause a material adverse effect on Gran Tierra, Gran Tierra will be obligated to pay a termination fee to Petroamerica in the amount of C$5.0 million.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified its entirety by reference to the Arrangement Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 3.02             Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

The Gran Tierra common stock to be issued in connection with the Arrangement are expected to be issued in reliance upon an exemption from registration under U.S. federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance and exchange of securities approved after a public hearing on the fairness of the terms and conditions of the exchange by a court of competent jurisdiction at which all persons to whom the securities will be issued have the right to appear. The Arrangement will be subject to approval by the Court of Queen’s Bench of the Province of Alberta. Gran Tierra anticipates that, if the Arrangement becomes effective under the terms and conditions set forth in the Arrangement Agreement (including receipt of the final order from the Court of Queen’s Bench of the Province of Alberta), the Gran Tierra common stock to be issued pursuant to the Arrangement Agreement will be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

Item 7.01             Regulation FD Disclosure.

On November 12, 2015, Gran Tierra issued a press release announcing that it has entered into an arrangement agreement whereby Gran Tierra agreed to acquire all of the issued and outstanding common shares of Petroamerica by way of a statutory plan of arrangement under the Business Corporations Act (Alberta). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

The information in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing by Gran Tierra under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1	Arrangement Agreement, dated November 12, 2015, between Gran Tierra Energy Inc. and Petroamerica Oil Corp.
10.1	Form of Voting Support Agreement.
99.1	Press Release issued on November 12, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains statements concerning the timing of the closing of the transaction and the timing and receipt of applicable shareholder, court and third party approvals, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this Current Report on Form 8-K, assumptions have been made regarding, among other things, the timing of the closing of the transaction and the receipt of applicable shareholder, court and third party approvals.

Although Gran Tierra believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because Gran Tierra can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated and described in the forward-looking statements or information. These risks and uncertainties include the risks that the conditions to the transaction will not be satisfied or the transaction will not close on the terms expected.

The forward-looking statements or information contained in this Current Report on Form 8-K are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Additional Information

In connection with the proposed Arrangement, Petroamerica will file a notice of a special meeting of its shareholders and related information circular (the “Circular”) with the Canadian Securities Administrators. Investors and security holders are advised to read the Circular when it becomes available because it will contain important information about the Arrangement and the parties to the Arrangement. Investors and security holders may obtain a free copy of the Circular (when available) and other documents filed by Petroamerica at the Canadian Securities Administrators website at www.sedar.com. The Circular and other documents may also be obtained (after it has been filed with Canadian Securities Administrators) for free from Gran Tierra by directing such requests to Investor Relations, telephone (403) 265-3221.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAN TIERRA ENERGY INC.

By:	/s/ Ryan Ellson
Ryan Ellson
Chief Financial Officer

Dated: November 18, 2015

EXHIBIT INDEX

Exhibit Number	Description
2.1	Arrangement Agreement, dated November 12, 2015, between Gran Tierra Energy Inc. and Petroamerica Oil Corp.
10.1	Form of Voting Support Agreement.
99.1	Press Release issued on November 12, 2015.